U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2017

HALITRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-143625	68-0539517
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Simm Lane, Suite 2F, Newtown, CT	06470
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (877) 710-9873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 2, 2017, Halitron, Inc. (the “Company”) entered into a Settlement Agreement and Stipulation (“Agreement”) with Northbridge Financial, Inc., a Delaware corporation (“NBF”). Pursuant to the Agreement (attached hereto as Exhibit 10.1), NBF acquired outstanding liabilities of the Company in the principal amount of not less than $369,793.44.

After the execution of the Agreement, the Company and NBF submitted to the Court (defined below), pursuant to Section 3(a)(10) of the Securities Act of 1933 (“Act”), the terms and conditions of this Agreement for a hearing on the fairness of such terms and conditions, including the issuance of the Settlement Shares, as defined in the Agreement.

On May 3, 2017, the Circuit Court of the Twelfth Judicial Circuit of Florida (Manatee County) entered an Order (see Exhibit 10.2) finding that the Agreement is approved as fair to NBF, within the meaning of Section 3(a)(10) of the Act, and that the sale of the shares to NBF and the resale of the shares by NBF will be exempt from registration under the Act.

ITEM 7.01 REGULATION FD DISCLOSURE

On May 12, 2017, the Company issued a press release announcing future Company operations.. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HALITRON, INC

Dated: May 12, 2017	By:	/s/ Bernard Findley
Bernard Findley, Chief Executive Officer

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EXHIBIT INDEX

Number	Description

10.1	Settlement Agreement and Stipulation between the Company and Northbridge Financial, Inc. dated May 2, 2017.

10.2	Order Granting Approval of Settlement Agreement and Stipulation dated May 3, 2017.

99.1	Press Release of the Company issued May 12, 2017.

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